As filed with the Securities and Exchange Commission on February 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2057472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Vine Street, Murfreesboro, Tennessee 37130

(Address of Principal Executive Offices)

(Zip Code)

2010 Omnibus Equity Incentive Plan

(Full title of the plan)

John K. Lines, Corporate Secretary, 100 Vine Street, Murfreesboro, Tennessee 37130

(Name and address of agent for service)

(615) 890-2020

(Telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerate filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.01 per share	1,375,000 shares(3)	$71.50	$98,305,625	$11,394

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Also includes associated preferred stock purchase rights to purchase shares of the Registrant’s Common Stock, which rights are not currently separable from the shares of Common Stock and are not currently exercisable. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average high and low price of $ 71.50 per Share, as reported on the NYSE MKT Exchange on February 10, 2017.
(3)	Represents the number of additional shares of Common Stock available for grant under the 2010 Omnibus Equity Incentive Plan.

NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed solely for the purpose of registering 1,375,000 additional shares of common stock, par value $0.01 per (‘Common Stock”), of National HealthCare Corporation (the “Company”) to be offered under the Company’s 2010 Omnibus Equity Incentive Plan (the “Plan”). We filed with the Securities and Exchange Commission a Registration Statement on Form S-8 filed June 22, 2010 (File No. 333-167685), and the contents of such prior registration statement are incorporated by reference in this Registration Statement. This Registration Statement relates to securities of the same class as those to which the prior registration statement relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) by National HealthCare Corporation (the “Company,” the “Registrant” or “NHC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Company’s Registration Statement on Form S-8 filed June 22, 2010 (File No. 333-167685);

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Commission on February 15, 2017;

(c)	The Company’s Current Report on Form 8-K as filed with the Commission on February 10, 2017;

(d)	The Company’s registration statement on Form 10 (SEC File No. 1-13487), filed on October 14, 1997 and amended through Amendment No. 1 on December 5, 1997.

(e)	The description of the Company’s Common Stock as contained in the Company’s Registration Statement on Form S-4 (SEC File No. 333-37185), filed October 3, 1997, amended through Amendment No. 1 on November 20, 1997, amended through Amendment No. 2 on December 4, 1997, amended through Amendment No. 3 on December 5, 1997 and amended through Amendment No. 4 on December 5, 1997.

(f)	The description of the Company’s Common Stock as contained in the Company’s Registration Statement on Form S-4 (SEC File No. 333-142189), filed April 18, 2007, amended through Amendment No. 1 on June 7, 2007, amended through Amendment No. 2 on July 10, 2007, amended through Amendment No. 3 on August 7, 2007 and amended through Amendment No. 4 on September 14, 2007.

In addition, all reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on February 15, 2017.

National HealthCare Corporation

By:	/s/ Stephen F. Flatt
Stephen F. Flatt, Chief Executive Officer and Director

Date: February 15, 2017

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Stephen F. Flatt who may act as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen F. Flatt Stephen F. Flatt	Chief Executive Officer and Director	February 15, 2017

/s/ Brian F. Kidd Brian F. Kidd	Senior Vice President, Controller Principal Accounting Officer	February 15, 2017

/s/ Robert G. Adams Robert G. Adams	Chairman of the Board	February 15, 2017

/s/ J. Paul Abernathy J. Paul Abernathy	Director	February 15, 2017

/s/ W. Andrew Adams W. Andrew Adams	Director	February 15, 2017

/s/ Ernest G. Burgess Ernest G. Burgess III	Director	February 15, 2017

/s/ Emil E. Hassan Emil E. Hassan	Director	February 15, 2017

Richard F. LaRoche, Jr.	Director	, 2017

/s/ Lawrence C. Tucker Lawrence C. Tucker	Director	February 15, 2017

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 333-37185 on Form S-4).

3.2	Certificate of Amendment to the Certificate of Incorporation of National HealthCare Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form 8-A, dated October 31, 2007).

3.3	Certificate of Designation Series B Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form 8-A, dated August 3, 2007).

3.4	Restated Bylaws as amended February 14, 2013 (Incorporated by reference to Exhibit 3.5 to the quarterly report on Form 10-Q filed on May 8, 2013).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit A attached to Form S-4, (Proxy Statement-Prospectus), amended, Registration No. 333-37185, (December 5, 1997).

4.2	Rights Agreement, dated as of August 2, 2007, between National HealthCare Corporation and Computershare Trust Company, N.A. (Incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form 8-A, dated August 3, 2007).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24	Power of Attorney (included on signature pages).

99	National HealthCare Corporation 2010 Omnibus Equity Incentive Plan, as amended on February 14, 2011 and March 10, 2015 (Restated).